EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of FoxHollow Technologies, Inc. of our report dated June 23, 2006, except for the second paragraph of Note 11, as to which the date is July 6, 2006, relating to the financial statements of Kerberos Proximal Solutions, Inc., which appears in the Current Report on Form 8-K/A of FoxHollow Technologies, Inc. dated September 12, 2006.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 21, 2006